                                                                       EXHIBIT 5




                                  LAW OFFICES
                        ARRINGTON KIHLE GABERINO & DUNN

 John L. Arrington, Jr.                   A Professional Corporation                          Thomas J. Kirby
 Barry K. Beasley                              1000 ONEOK Plaza                        Sheppard F. Miers, Jr.
 Rebecca Brett                               100 West Fifth Street                        Jennifer E. Mustain
 Stuart D. Campbell                       Tulsa, Oklahoma 74103-4219                        Michael V. Snyder
 Patrick W. Cipolla                                   --                                        John M. Sharp
 C. Burnett Dunn                                (918) 585-8141                              Sidney K. Swinson
 John A. Gaberino, Jr.                                --                                            --
 Vivian C. Hale                            Telecopier (918) 588-7873                     Oklahoma City Office
 Larry D. Henry                                                                       2212 NW 50th, Suite 163
 Robert A. Huffman, Jr.                                                              Oklahoma City, OK  73112
 J. Clarke Kendall II                                                                          (405) 840-4408
 Donald A. Kihle                                                                    Telecopier (405) 843-9090


                                  May 17, 1996




ONEOK Inc.
100 West Fifth Street
Tulsa, OK  74103

                                        Re:      Form S-8, Registration
                                                  Statement Under the
                                                  Securities Act of 1933,
                                                  relating to 350,000 shares of
                                                  the Common Stock, Without Par
                                                  Value, of ONEOK Inc.

Gentlemen:

         We are retained as regular counsel for ONEOK Inc., a Delaware corporation (hereinafter called the "Company") which has filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended, a Registration Statement on Form S-8 relating to the registration of three hundred fifty thousand (350,000) shares of the Company's Common Stock, without par value (the "Shares") for sale under the ONEOK Inc. Employee Stock Purchase Plan (the "Plan").

         We have examined (a) the above-mentioned Registration Statement which is being filed with the Securities and Exchange Commission; (b) the Third Restated Certificate of Incorporation, and the By-laws, as amended, of the Company; (c) the Plan; (d) the corporate actions taken by the Board of Directors of the Company in connection with the issuance of the Shares; and (e) such other corporate records, certificates of public officials and officers of the Company, and other documents as we have considered relevant to the matters covered by this opinion.

         In connection with the foregoing, we wish to advise you as follows:




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ONEOK Inc.
May 17, 1996
Page 12

         1. The Company is a corporation validly organized and existing under the laws of the State of Delaware and is duly qualified to do business as a foreign corporation in the State of Oklahoma.

         2. The filing of the above-mentioned Registration Statement has been duly authorized by the proper corporate action on the part of the Company.

         3. Assuming the Shares are being issued in compliance with the terms and conditions of the Plan, when the certificates for the Shares have been executed by the proper officer of the Company, countersigned by the Transfer Agent and registered by the Registrar thereof, the certificates for such Shares will represent, and the Shares will constitute, duly authorized, legally issued, fully paid, non-assessable, valid and legal shares of the Common Stock of the Company.

         We hereby consent to:

         1. Being named in the above-mentioned Form S-8 Registration Statement and the documents constituting a Prospectus under Rule 428 (a) (1) of the Commission, and in any amendments thereto, under the caption "Experts" and "Legality," as counsel for the Company, passing upon legal matters in connection with the Shares and having reviewed the matters of law and legal conclusions under "Description of Securities" contained in said Registration Statement and documents which are included therein under our authority as experts.

         2. The filing of this opinion as an exhibit to the above-mentioned Form S-8 Registration Statement.

                               Very truly yours,

                               HUFFMAN ARRINGTON KIHLE GABERINO & DUNN, INC.



                               By  /s/ Donald A. Kihle Donald A.
                                 --------------------------------------------
                                       Kihle, President

DAK:bb





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